                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]
Check the Appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-12

                            Comfort Systems USA, Inc.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies: ______

(2)   Aggregate number of securities to which transaction applies: ______

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

(4)   Proposed maximum aggregate value of transaction: _____________

(5)   Total fee paid: ___________

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid: _________

(2)      Form, Schedule or Registration Statement No.: ___________

(3)      Filing Party: ___________

(4)      Date Filed:_____________

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                                                                  April 15, 2002

To Our Stockholders:

     You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 23, 2002 at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m.

     At this meeting stockholders are being asked to elect three Class II directors to serve for three years and to approve an amendment to our Non-Employee Directors' Stock Plan to increase the number shares that are available and to increase the number of shares that are annually issued to our outside directors. During the past year we have fundamentally restructured our Board of Directors, and it now has a majority of members from outside of the Company. I believe that the proposed changes are important to help us maintain and strengthen a Board of Directors that will provide strong leadership in maximizing stockholder value.

     Please read the proxy statement, which describes the proposals to be voted on and also presents other important information. When you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

     We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                                          Sincerely yours,

                                          /s/ WILLIAM F. MURDY
                                          WILLIAM F. MURDY
                                          Chairman of the Board, and
                                          Chief Executive Officer

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

     Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Meeting") of Comfort Systems USA, Inc. (the "Company") will be held at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m., on Thursday, May 23, 2002 for the following purposes:

          1. To elect three Class II directors to serve until the 2005 Annual Meeting of Stockholders.

          2. To amend the Company's 1997 Non-Employee Directors' Stock Plan to
     (i) increase the number of shares issuable pursuant to that Plan by 250,000 shares and (ii) change the amount of the automatic annual option grant to non-employee directors from 5,000 to 10,000 shares.

          3. To transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on April 9, 2002 are entitled to notice of and to vote at the Meeting. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders at the Meeting and during normal business hours from May 1, 2002 to the date of the Meeting at the principal executive offices of the Company located at 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

     If you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM GEORGE
                                          WILLIAM GEORGE
                                          Senior Vice President, General Counsel
                                          and Secretary

April 15, 2002

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           COMFORT SYSTEMS USA, INC.

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2002

                             ---------------------

                                PROXY STATEMENT

     The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2001, accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 15, 2002.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m. on Thursday, May 23, 2002, and at any adjournments thereof. A proxy may be revoked by a stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the person named in the proxy for the proposals set forth below.

     The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

     The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on April 9, 2002 (the "Record Date") are entitled to receive notice of and to vote at the Meeting. As of the Record Date, the Company had issued and outstanding 36,560,253 shares of Common Stock and 1,191,112 shares of Restricted Common Stock, for a total of 37,751,365 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Meeting, except for the election of one director designated to be elected solely by holders of the Restricted Common Stock. Each share of Restricted Common Stock is entitled to ..55 of one vote on each matter before the Meeting; except that holders of Restricted Common Stock are not eligible to vote for any directors other than the one Class II director designated to be elected by them.

     Consistent with Delaware law and the Company's Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by two persons appointed by the Company to act as election inspectors for the meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

     With respect to Proposal 1, there are three nominees for election as Class II director. Two of these nominees, J. Gordon Beittenmiller and Robert D. Wagner, Jr., are the nominees for the two Class II directors to be elected solely by the holders of Common Stock. One nominee, Steven S. Harter, is the nominee for the one director to be elected solely by the holders of Restricted Common Stock. Consequently, a vote by a holder of Common Stock FOR the nominees identified on the proxy card is a vote in favor of Messrs. Beittenmiller and Wagner only; and a vote by a holder of Restricted Common Stock FOR the nominees identified on the proxy card is a vote in favor of Steven S. Harter only. The two nominees for election as Class II directors receiving the greatest number of votes properly cast on behalf of holders of Common Stock for the election of directors at the Meeting will be elected. The one nominee for election as a Class II director receiving the greatest number of votes properly cast on behalf of all holders of Restricted Common Stock will be elected. Mr. Harter owns a majority of the Restricted Common Stock and therefore a vote by Mr. Harter in favor of his own reelection will ensure that result. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

     Proposal 2 is to approve an amendment to the Company's 1997 Non-Employee Directors' Stock Plan to (i) increase the number of shares issuable pursuant to that Plan by 250,000 shares and (ii) change the number of shares underlying options that are automatically granted to non-employee directors at the time of each annual meeting from 5,000 to 10,000. Approval of Proposal 2 requires the affirmative vote of the majority of the votes properly cast by holders of shares of Common Stock and Restricted Common Stock, voting together at the Meeting. Abstentions therefore will have no effect on Proposal 2. Each share of Restricted Common Stock is entitled to .55 of one vote with respect to this Proposal. Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted in favor of Proposal 2.

                               PROPOSAL NUMBER 1

                         ELECTION OF CLASS II DIRECTORS

     The Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a three-year term. At each Annual Meeting of Stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The terms of the current Class II, III and I directors expire at the Annual Meeting of Stockholders in 2002, 2003 and 2004, respectively. All officers serve at the discretion of the Board of Directors.

     The three nominees for election as Class II directors are J. Gordon Beittenmiller, Robert D. Wagner, Jr. and Steven S. Harter (collectively the "Nominees"). The Nominees presently serve as the three directors designated as Class II directors and their current terms expire at the Meeting. Holders of Common Stock are entitled to vote in favor of two directors. Messrs Beittenmiller and Wagner are the nominees for the holders of Common Stock. A vote by a holder of Common Stock FOR the nominees identified on the proxy card is a vote in favor of Messrs. Beittenmiller and Wagner only. Holders of Restricted Common Stock are entitled to vote in favor of one director only. Steven S. Harter is the Nominee for the holders of Restricted Common Stock. A vote by a holder of Restricted Common Stock FOR the nominees identified on the proxy card is a vote in favor of Steven S. Harter only. Mr. Harter owns a majority of the Restricted Common Stock and therefore a vote by Mr. Harter in favor of his reelection will ensure that result.

     If elected, each nominee would serve for a term of three years expiring at the 2005 Annual Meeting of Stockholders, and until his or her respective successor is elected and qualified to serve. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

                                    NOMINEES

     Set forth below is certain information concerning each of the Nominees:

J. GORDON BEITTENMILLER, 43
Director, Chief Financial Officer and Executive Vice President

     J. Gordon Beittenmiller, has served as Executive Vice President, Chief Financial Officer and a director of Comfort Systems since May 1998, and was Senior Vice President, Chief Financial Officer and a director of Comfort Systems from February 1997 to April 1998. From 1994 to February 1997, Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice President -- Finance of Critical Industries, Inc., a publicly traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant. Mr. Beittenmiller is a graduate of The Pennsylvania State University.

STEVEN S. HARTER, 39
Director

     Steven S. Harter has been a director of the Company since December 1996 and is the Class II director elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as a director of Metals USA, Inc. and Transportation Components, Inc. Mr. Harter is a graduate of Mount Union College.

ROBERT D. WAGNER, JR., 60
Director

     Robert D. Wagner, Jr. is a Class II director of the Company. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner also serves as director of Blue Dolphin Energy Company and Electric City Corporation. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

                                OTHER DIRECTORS

     Following is certain information concerning each of the other persons who currently serve as directors. Messrs. Murdy and Bulls serve as Class I directors whose terms expire in 2004. Messrs. Giardinelli and Costantini serve as Class III directors whose terms expire in 2003.

WILLIAM F. MURDY, 60
Director, Chairman of the Board and Chief Executive Officer

     William F. Murdy is a Class I director of the Company. Mr. Murdy, has served as Chairman of the Board and Chief Executive Officer of Comfort Systems since June 2000. Prior to joining the Company he served as Interim President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly traded company on the New York Stock Exchange in July 1998. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves as director of UIL Holdings Corp. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

HERMAN E. BULLS, 46
Director

     Herman E. Bulls is a Class I director of the Company. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as Managing Director of Jones Lang LaSalle, an international full service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one the nation's largest Fannie Mae apartment lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulles currently holds the rank of Lieutenant Colonel, and has been selected as Colonel beginning in June 2002, in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

VINCENT J. COSTANTINI, 45
Director

     Vincent J. Costantini is a Class III director of the Company. Mr. Costantini is founder and managing partner of Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company. Prior to forming Roseview Capital Partners, from March to December 2000 Mr. Costantini served as Partner and Group Chief Executive Officer of The O'Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining The O'Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc., the largest real estate investment advisor in the world, following their purchase of Boston Financial. From 1995 to the first quarter of 2000, Mr. Costantini was President and Chief Operating Officer of Boston Financial. Prior to that time Mr. Costantini served as Chief Financial Officer and head of acquisitions for General Investment & Development Co., a privately held real estate operating company. Mr. Costantini is a graduate of St. Joseph's University.

ALFRED J. GIARDINELLI, JR., 53
Director

     Alfred J. Giardinelli, Jr. is a Class III director of the Company. He has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982, and has been a director of the Company since 1997. Mr. Giardinelli is a graduate of Florida State University.

                       BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 2001, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

     The Board of Directors has established an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee, a Governance and Nominating Committee and an Option Approval Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Costantini, Mr. Bulls and Mr. Harter. The Members of the Executive Committee are Messrs. Murdy, Beittenmiller, Costantini, and Harter. The members of the Finance Committee are Messrs. Murdy, Beittenmiller, Costantini, Harter and Wagner. The members of the Governance and Nominating Committee are Messrs. Murdy, Bulls, and Giardinelli. The members of the Option Approval Committee are Messrs. Costantini and Bulls. None of the Audit or Compensation Committee members is an executive officer or employee of the Company, nor has any been such at any time while serving on those committees.

     The Audit Committee, which held four meetings during 2001, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies as the Audit Committee deems appropriate. Each member of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of The New York Stock Exchange's listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

     The Compensation Committee, which held four meetings during 2001, establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards.

     The Executive Committee, which held no formal meetings during 2001, has been established by the Board of Directors to have the authority, responsibilities and powers of the Board, whenever the Board shall not be at meeting, except that the Executive Committee does not have the authority to (i) amend or repeal any action of the Board of Directors which by its terms are not subject to repeal by the Executive Committee, (ii) amend the Bylaws of the Company, (iii) amend the Certificate of Incorporation of the Company, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's stock, property or assets, (v) dissolve or recommend the dissolution of the Company, (vi) fill a vacancy on the Board of Directors or any committee thereof, (vii) remove any officer of the Company, or
(viii) take any action which may not be delegated by the Board of Directors pursuant to the General Corporation Law of the State of Delaware.

     The Finance Committee, which held no formal meetings during 2001, is empowered by the Board to consult with management and give guidance to the Board on all matters pertaining to the Company's capital structure.

     The Governance and Nominating Committee, which held no formal meetings during 2001, is empowered by the Board to evaluate the structure and membership of the Board, evaluate new members as appropriate with an emphasis on diversity of viewpoint and background, review the compensation structure and meeting frequency and content, and to make recommendations to the Board on all such matters. Stockholders may contact the Committee in care of the Company's General Counsel's office with suggestions regarding governance or board membership. Directors are nominated or elected by the Board of Directors, and Stockholders may nominate directors in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals".

     The Option Approval Committee, which held no formal meetings during 2001, is responsible for approving grants of stock options under the Company's equity incentive plans.

                             DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries are not entitled to receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

     In addition, the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director and (ii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. If Proposal 2 is approved, the shares underlying the automatic annual option grant to non-employee directors will be increased to 10,000 shares. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Of the 250,000 shares of Common Stock initially available under the Directors' Plan, and without giving effect to the proposed amendment or issuances to be made in connection with the 2002 annual meeting of stockholders, 125,000 shares remained available as of the date of this proxy statement.

     The Company has also indemnified each director who was in office at the time of the initial public offering, as more particularly described in the section that follows entitled "COMPENSATION OF EXECUTIVE OFFICERS."

     The two nominees for election as Class II directors receiving the greatest number of votes properly cast on behalf of holders of Common Stock and the one nominee for election as a Class II director receiving the greatest number of votes properly cast on behalf of holders of the Restricted Common Stock for the election of directors at the Meeting will be elected. The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned (and not revoked) in favor of the election as a Class II director of each of the nominees named below, unless authority to vote for the election of any of such nominees is withheld by marking the proxy to that effect. The election inspectors will count shares of Common Stock represented by proxies that withhold authority to vote for one or more nominees for election as a director only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but withholding authority to vote for one or more nominees will not have any effect on the outcome of voting on this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES
                        DESCRIBED IN PROPOSAL NUMBER 1.

                               PROPOSAL NUMBER 2

                       APPROVAL OF THE AMENDMENTS TO THE
                    1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     On March 22, 2002 the Company's Board of Directors approved, subject to stockholder approval, certain amendments to the 1997 Non-Employee Directors' Stock Plan (the "Plan").

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable those persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between those persons and the Company's stockholders. The Plan is intended to accomplish these goals by providing for the grant of stock options to non-employee directors and by providing a mechanism through which non-employee directors may elect to be paid fees in the form of stock or deferred stock, all as more fully described below. During the past year the composition of the Board of Directors has changed and non-employee directors now constitute a majority of the directors. The Board of Directors believes that the adoption of the amendments is in the stockholders interest in order to permit the Company to maintain and strengthen independent governance of the Company.

                              PROPOSED AMENDMENTS

     The proposed amendments to the Plan would (i) increase the number of shares reserved and available for issuance under the Plan from 250,000 to 500,000 and
(ii) increase the annual automatic stock option grants to non-employee directors from options to purchase 5,000 shares to options to purchase 10,000 shares. If the amendments are approved, the increase in the number of shares underlying the annual automatic stock option grant will be effective for option grants occurring at the close of business of the May 23, 2002 annual meeting of stockholders. As of April 9, 2002, the closing price of the Company's Common Stock was $4.88 per share.

                            DESCRIPTION OF THE PLAN

     The Board of Directors administers the Plan. A total of 250,000 shares of Stock currently are reserved for issuance under the Plan. If Proposal 2 is approved, this total will increase to 500,000 shares. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Plan. Currently, there are five non-employee directors on the Board.

     Stock Options. The Plan currently provides for (i) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (ii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at the close of business of each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. If Proposal 2 is approved, the automatic annual grant will be increased to an option to purchase 10,000 shares. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, are immediately vested, and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. Options may be exercised by giving notice to the Company and paying the exercise price in cash, by check, by surrender of shares already owned by the participant, or through a combination of the foregoing.

     Receipt of Shares or Deferred Shares in Lieu of Fees. The Plan provides that non-employee directors may elect to receive, in lieu of cash directors' fees, shares of Common Stock or credits representing "deferred shares" of Common Stock. The number of shares or deferred share credits received by an electing non-employee director is equal to the number of shares of Common Stock that have an aggregate fair market value equal to the amount of such fees as of the date that such fees would be payable in the absence of an election to receive shares or deferred shares. In a case in which a non-employee director elects to receive shares currently, fractional share amounts may be paid in cash. Non-employee directors who maintain a deferred share account are credited with additional deferred share credits for dividends paid on the Common Stock. Deferred share accounts are settled with the delivery of shares and, in the case of fractional shares, cash. The Company will settle any deferred share account balance that remains outstanding at the time of a participant's resignation from the Board of Directors within 30 days of such participant's resignation from the Board of Directors.

     Adjustments and Amendment. In the event of any recapitalization, stock split, reorganization, merger, or similar transaction, adjustments to the Plan shall be made as necessary to maintain the proportionate interests of the participants. Adjustments may include changes in the number and kind of shares available under the Plan, the number and kind of shares issued under options and the exercise price of such options, and the number and kind of shares to be delivered in settlement of deferred share accounts. Except to the extent that stockholder approval is required by law, regulation, or exchange or automated quotation system rules, the Board may amend, suspend, or terminate the Plan without stockholder or participant approval, except that no such action may materially impair the rights of a participant with respect to previously granted options or previous payment of fees in the form of shares or deferred shares without the consent of such participant.

     Transferability. Options, deferred shares, and other rights under the Plan are not transferable by the participant other than by will, by the laws of descent and distribution, or to a designated beneficiary in the event of a participant's death, and are exercisable during the lifetime of a participant only by the participant or his or her guardian or legal representative. However, a participant may transfer options and deferred shares to a trust or trusts or to other beneficiaries for the purposes of the participant's estate planning, and such transferees may exercise the rights provided in the Plan to the extent permitted and consistent with the rules of the Securities and Exchange Commission.

                               NEW PLAN BENEFITS

     If the proposed amendments to the Plan are approved, each non-employee director who is eligible to receive an automatic annual option will receive an option to purchase 10,000 shares of stock at the close of the May 23, 2002 annual meeting of stockholders, instead of an option to purchase 5,000 shares.

                              FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of participation in the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

     Options. Options granted under the Plan are nonstatutory options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise, to the extent recognized as a gain or loss in connection with the sale or exchange, is treated as capital gain or loss for which the Company is not entitled to a deduction.

     Deferred Shares. The election to receive deferred shares in lieu of cash directors' fees is intended to defer the participant's recognition of compensation for Federal tax purposes. If, as is provided for under the Plan, an individual elects irrevocably to defer compensation prior to the year in which the compensation is earned and the obligation to provide compensation in the future is an unsecured, general obligation of the Company, the individual will not be taxed until the compensation is paid, at which time the Company will be entitled to a corresponding deduction.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock and Restricted Common Stock as of April 9, 2002 (i) individually by the Chief Executive Officer, each of the four other most highly paid executive officers of the Company in 2001 as named in the Summary Compensation Table (the "Named Executive Officers") and all other executive officers and directors of the Company and (ii) by all executive officers and directors of the Company as a group. The following table also sets forth certain information with respect to the beneficial ownership of shares of Common Stock as reported on schedules filed with the Securities and Exchange Commission ("SEC") and includes each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock or Restricted Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                                   RESTRICTED COMMON       COMMON STOCK
                                                     STOCK SHARES       SHARES BENEFICIALLY
                                                  BENEFICIALLY OWNED         OWNED(1)
                                                  -------------------   -------------------
NAME                                               NUMBER    PERCENT     NUMBER     PERCENT
----                                              --------   --------   ---------   -------
William F. Murdy(2).............................                          401,666     1.1%
Steven S. Harter(3).............................  827,034     69.4%        85,000       *
Gary E. Hess(4).................................                          424,388     1.2
Alfred J. Giardinelli, Jr. .....................                          313,216       *
J. Gordon Beittenmiller(5)......................                          247,750       *
William George III(6)...........................                          131,501       *
Milburn Honeycutt(7)............................                          110,899
Herman E. Bulls(8)..............................                           15,000       *
Vincent J. Costantini(8)........................                           15,000       *
Robert D. Wagner, Jr.(8)........................                           10,000       *
All executive officers and directors as a group
  (10 persons)..................................  827,034     69.4%     1,754,420     4.7%
Dimensional Fund Advisors Inc. .................                        2,836,000     7.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

 *  Less than 1%.

(1) Shares shown include shares that could be acquired upon exercise of previously vested options, or options that vest within 60 days.

(2) Includes (i) 200,000 shares issued pursuant to a restricted stock grant, all of which remain subject to performance and tenure vesting, and (ii) 166,666 shares issuable upon exercise of currently exercisable options.

(3) Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 30,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(4) Includes 307,788 shares held by a corporation of which Mr. Hess owns a majority of the outstanding capital stock and 62,750 shares issuable upon exercise of currently exercisable options.

(5) Includes 130,750 shares issuable upon exercise of currently exercisable options.

(6) Includes 91,500 shares issuable upon exercise of currently exercisable options.

(7) Includes 71,500 shares issuable upon exercise of currently exercisable options.

(8) Represents shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 1999, 2000 and for 2001, unless otherwise noted. All of the Named Executive Officers have been granted stock options.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                       ANNUAL COMPENSATION               SECURITIES
                                       -------------------               UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     OTHER(1)     OPTIONS      COMPENSATION(2)
---------------------------     ----   --------   --------   --------   ------------   ---------------
William F. Murdy..............  2001   $400,000   $107,526        --       50,000          $1,083
  Chairman of the Board, and    2000   $208,000         --   $50,000      500,000              --
  Chief Executive Officer
Gary E. Hess..................  2001   $250,000   $ 77,983   $ 9,000       25,000          $5,250
  President and                 2000   $250,000         --   $ 9,000      125,000          $5,230
  Chief Operating Officer       1999   $199,167         --   $ 9,000       40,000          $3,509
J. Gordon Beittenmiller.......  2001   $250,000   $ 80,483        --       20,000          $3,813
  Executive Vice President,     2000   $250,000         --        --      125,000          $3,220
  Chief Financial Officer,      1999   $150,000         --        --       20,000          $2,861
  Treasurer and Director
William George, III...........  2001   $198,750   $ 66,881        --       15,000          $5,250
  Senior Vice President and     2000   $190,000   $ 47,500        --       75,000          $3,786
  General Counsel               1999   $150,000   $ 20,000        --       15,000          $1,335
Milburn Honeycutt.............  2001   $150,000   $ 50,161        --       15,000          $5,312
  Senior Vice President --      2000   $136,667   $ 37,500        --       75,000          $2,728
  Finance                       1999   $125,000   $ 20,000        --       15,000          $2,895

---------------

(1) Reflects a signing and relocation bonus of $50,000 to Mr. Murdy, and an automobile allowance of $750 per month for Mr. Hess.

(2) Reflects matching contributions under a 401(k) plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options during the last fiscal year to each of the Named Executive Officers. No stock appreciation rights were granted during the last fiscal year.

                                                                                 POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATES
                           SECURITIES   TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO                                  FOR OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   ----------------------------
NAME                       GRANTED(1)    FISCAL YEAR     PRICE        DATE           5%             10%
----                       ----------   -------------   --------   ----------   ------------   -------------
William F. Murdy.........    50,000         9.3%         $2.25      09/24/11      $70,751        $179,296
Gary E. Hess.............    25,000         4.7%         $2.25      09/24/11      $35,375        $ 89,648
J. Gordon
  Beittenmiller..........    20,000         3.7%         $2.25      09/24/11      $28,300        $ 71,718
William George, III......    15,000         2.8%         $2.25      09/24/11      $21,225        $ 53,789
Milburn Honeycutt........    15,000         2.8%         $2.25      09/24/11      $21,225        $ 53,789

---------------

(1) These stock options, which were granted pursuant to the Company's 1997 Long Term Incentive Plan, were granted at the fair market value of the underlying option shares on the date of grant. The grant for each individual will vest at the rate of 25% per year, commencing on the first anniversary of the date of grant, and will expire at the earliest of ten years from the date of grant or three months following termination of employment. In the event of a change in control of the Company, all options would become exercisable in full. Stock options reported consist of non-qualified stock options.

(2) These numbers are based upon the fair market value of the Common Stock on the grant date and the annual appreciation of such value through the expiration date of such options, assuming the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes. These numbers are not intended to forecast future financial performance or possible future appreciation in the price of the Common Stock.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year. There were no option exercises by Named Executive Officers during 2001.

                                               NUMBER OF SECURITIES
                                                    UNDERLYING               VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                                            ---------------------------   ---------------------------
NAME                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                        -----------   -------------   -----------   -------------
William F. Murdy..........................    166,666        383,334        $     0        $72,500
Gary E. Hess..............................     44,750        145,250        $15,469        $82,656
J. Gordon Beittenmiller...................    116,750        148,250        $15,469        $75,406
William George, III.......................     83,500         96,500        $10,313        $52,688
Milburn Honeycutt.........................     64,100         90,900        $10,313        $52,688

---------------

(1) These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2001 ($3.70), less the exercise price of in-the-money options at the end of 2001.

                EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE;
                       CHANGE OF CONTROL; INDEMNIFICATION

     During 2001, the Company's five most highly compensated executive officers were Messrs. Murdy, Hess, Beittenmiller, George and Honeycutt.

     On June 27, 2000 Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000. Mr. Murdy's employment agreement is for a term of three years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current term renews or expires in June 2003. The agreement provides that, in the event of a termination of employment by the Company without cause, Mr. Murdy would receive from the Company an amount equal to the greater of base salary for the remaining term or for one year. In the event of a change in control of the Company (as defined in the employment agreement) the Employee may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

     On June 27, 1997, Mr. Beittenmiller and Mr. George entered into an employment agreement with the Company providing for an annual base salary of $150,000 and Mr. Honeycutt entered into an employment agreement with the Company on January 21, 1998 providing for an annual base salary of $110,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by either the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current term for all three individuals will renew or expire in June 2003. The agreement provides that, in the event of a termination of employment by the Company without cause, the employee will receive an amount equal to base salary for one year. In the event of a change in control of the Company, if the employee is not given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive an amount equal to three times the amount he would receive pursuant to a termination without cause. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive two times the amount he would receive pursuant to a termination without cause. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment or, in the case of a termination by the Company without cause, for one year.

     On March 31, 2002 Mr. Hess ceased to be the Company's President and Chief Operating Officer and his prior Employment Agreement was mutually terminated. In connection with his departure, the Company paid Mr. Hess $250,000 in severance. The Company continues to employ Mr. Hess on a part-time basis at an annual salary of $42,860, although Mr. Hess is not eligible for benefits. Mr. Hess' agreement with respect to such part-time employment will expire on September 30, 2005. In the event of a change in control of the Company or if he is terminated without cause, the Company must pay Mr. Hess a lump-sum equal to all of the remaining salary payable under the agreement, and in such a case any options that he holds will be vested, provided, however, in the event Mr. Hess accepts full-time employment with any third party or associates himself in any capacity with a third party engaged in providing competing services, the Company may terminate the agreement with no further obligations.

     Each executive officer and director of the Company who was in office at the time of the initial public offering has entered into an Indemnification Agreement with the Company whereby the Company indemnifies each against actions taken in good faith on behalf of the Company.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's controls, reporting and accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has reviewed and discussed with the independent auditors the auditors' independence from management and the Company including all written disclosures required by the Independence Standards Board. The Committee has also considered whether the provision of other non-audit professional services provided to the Company by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. In reliance on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the fiscal year ended December 31, 2001 and for filing with the Securities and Exchange Commission.

     The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors.

                                          Vincent J. Costantini (Chairman)
                                          Steven S. Harter
                                          Herman E. Bulls

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes and administers the Company's executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues. The Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards.

     The central objectives of the Company's executive compensation program are to:

     - Retain and attract competent leaders by providing reasonable but competitive compensation;

     - Provide incentives for achieving and exceeding the Company's performance goals; and

     - Align the financial interests of the Company's executives with those of its stockholders.

     The Committee believes that total compensation levels at the Company are consistent with and in most instances are below the average compensation at comparable companies. This reflects the history of the Company, its status as a Company in transition, and the economic realities of the Company's business and the general economy.

     The Company's executive compensation program is designed to provide advantageous levels of incentive and stock-based returns as the Company improves its profitability. When the Company's stockholders observe improved Company results through improving balance sheet strength and earnings, the Company's executives will be appropriately compensated. If the Company does not make acceptable progress, the total compensation of Company executives will remain below the levels the Committee believes are typically found at comparable business entities.

     Three main elements comprise the Company's compensation program: base salary, annual bonus incentives, and long-term incentives.

     Base Salary -- Individual executive salaries and the aggregate salary expense for the executive officers are reviewed annually by the Committee. The Committee considers performance, labor market conditions, the Company's results, the Company's budget, and salary levels as compared to market levels of compensation. For 2001, the three highest paid executive officers did not receive a salary increase; certain other executive officers received modest increases from their 2000 compensation levels.

     Annual Bonus Incentives -- Annual bonus incentives for executive officers are based upon objectives that may include earnings, cash flow, growth, strategic initiatives and individual performance. In 2001, the Bonus Plan for Executive Officers was based upon objective measurement of the lesser of operating income and the level of positive cash flow. Because positive cash flow greatly exceeded operating income in 2002, the relevant constraint for bonuses paid in 2001 was operating income. Under the plan, if the target levels were met, the three most highly compensated officers were eligible to receive a bonus of up to 100% of their base salary, and the remaining officers were eligible to receive a bonus of up to 75% of base salary. For all executive officers except the three most highly compensated, 25% of their maximum bonus potential of 75% was also subject to the accomplishment of individual objectives as determined by the Compensation Committee with the advice of the Chief Executive Officer. Under the relevant measures, although performance met the minimum requirements to be in the range in which executive employees were bonus eligible, performance fell short of the primary targets and thus the amount of bonus paid for 2001 included in the "Summary Compensation Table" reflects the payment of a partial bonuses calculated in accordance with the plan.

     Long-Term Incentives (Stock Options) -- Stock-based awards are the primary tools that the Committee employs to align the long-term financial incentives of its executive officers with those of its stockholders. In determining the nature and amount of the awards, the Committee considers the executive's position, individual performance and the executive's prospects for sustained contribution to the success of the Company. The exercise price of stock options is no less than 100% of the share price on the grant date. The options granted in 2001 have a ten-year term and become exercisable ratably over the first four years following the grant date. For the foreseeable future, the Company expects that shares issuable pursuant to options will be taken from shares which were previously issued and outstanding and which were reacquired by the

Company. In late 2001, an aggregate of 125,000 options were granted to five individuals, and these grants are included above in the table titled "Option Grants in Last Fiscal Year".

     After a drop in the Company stock price occurred in 1999-2000, the Committee considered "repricing" options as a means to retain the more than 1,000 employees that held Company options. After consideration, the Committee and the Board decided not to "reprice" options, and instead sought and received explicit stockholder approval in May 2000 for a limited number of additional options to address compensation and retention needs. In July 2000, the Company experienced a change of top leadership in which all of the options of the departing Chief Executive Officer were cancelled. In November 2000, the Company granted options to both new employees and to key existing employees. Many of those receiving options in that grant had other options with exercise prices at values exceeding the Company's stock price, however, less than half of the existing employees who previously held options received new grants, and such grants were in amounts determined based on Company interests without reference to existing option amounts. Since that time, the Company has continued a policy of not "repricing" options. The Company has never retired nor changed the exercise price of any existing option.

     Policy on Deductibility of Compensation -- Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to executive officers, unless certain requirements are met. One of these requirements is that compensation over $1 million must be based upon Company attainment of performance goals approved by the stockholders. The Company's plans relating to stock based incentives, which were approved by stockholders, are designed to meet these requirements. Compensation levels at the Company do not generally exceed the limitations contained in Section 162(m). It is the Committee's policy to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company or its stockholders.

     The Committee believes that in order for the Company to be successful in the future it will need to retain its most talented officers and attract additional high quality leaders. The Committee will continue to use Company performance as its most significant criteria for determining incentive compensation. In addition, many officers own a significant number of Company shares, and beginning in 2002 the Committee expects to emphasize greater stock ownership by its officers by requiring or encouraging purchases and through the prudent use of its equity incentive plans.

                                          Submitted by the
                                          COMPENSATION COMMITTEE

                                          Herman E. Bulls, CHAIRMAN
                                          Vincent J. Costantini
                                          Steven S. Harter
                                          Robert D. Wagner, Jr.

                            STOCK PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from June 27, 1997, the date of the Company's initial public offering, through December 31, 2001, assuming a $100 initial investment in each case.

                              [PERFORMANCE CHART]

------------------------------------------------------------------------------------------------
                             6/27/97    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
------------------------------------------------------------------------------------------------
 Comfort Systems USA,
  Inc. FIX                   100.00      151.92      137.50       56.73       16.35       28.46
 S&P 500                     100.00      115.53      148.55      179.81      163.43      144.01
 RUSSELL 2000                100.00      115.79      112.85      136.83      132.70      136.00

NOTE: Performance is reported annually, assumes $100 invested on June 27, 1997, and includes reinvestment of dividends through the end of fiscal year 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bulls, Costantini, Harter and Wagner, none of whom is or was an executive officer or employee of the Company during 1999, 2000 or 2001, served on the Compensation Committee during 2001. The Board of Directors has constituted an Options Approval Committee composed of Messrs. Bulls and Costantini.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     In reviewing the various reports filed with respect to beneficial ownership under Section 16(a), it was determined that Mr. Murdy's Form 4 for a purchase of Company shares in August was not prepared and delivered in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Hess Mechanical Corporation, a Delaware corporation ("Hess") and a subsidiary of the Company, leases its office and warehouse space in Upper Marlboro, Maryland from Gary E. Hess who was director of the Company during 2001. The lease expires on April 1, 2003, and provides for an annual rental of $218,600. Hess is responsible for taxes, maintenance and insurance related thereto. The Company believes that the rent for such property does not exceed fair market value.

     Shambaugh & Son, L.P., a Texas limited partnership ("Shambaugh") that was a subsidiary of the Company during 2001, leases its principal offices and warehouse space in Fort Wayne, Indiana from Mark Shambaugh, who was a director of the Company during 2001. The lease expires on October 31, 2008, and the annual rental is $929,472 with annual consumer price index increases. The Company also leases from Mr. Shambaugh two additional facilities in Fort Wayne, Indiana, and one additional facility in each of South Bend, Indiana and Lafayette, Indiana. The additional leases also expire on October 31, 2008 and provide for annual rentals of $137,328, $12,000, $45,952 and $27,994, respectively, with annual consumer price index increases. Shambaugh is responsible for taxes, maintenance and insurance related thereto. Gant/Shambaugh Group LLC, a construction management company in which Mr. Shambaugh owns a 49% interest, subcontracted work totaling $4,874,752 during 2001 to Shambaugh. Mr. Shambaugh also owns CH Kraus L.L.C., a sheetmetal fabricator that sold sheetmetal fabrication products and services to Shambaugh totaling $5,553,457 during 2001. Shambaugh also leases from Shambaugh Private Carrier Corporation, an Indiana corporation owned by Mr. Shambaugh, semi-tractors at an annual rental rate of $76,800 per year. The Company believes these transactions were entered into at fair market value.

     See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

     Any future transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be minimal and will be approved in advance by a majority of disinterested members of the Board of Directors.

                                 AUDIT MATTERS

     Arthur Andersen LLP has acted as independent public accountants for the Company since its inception in 1997. In light of recent, well-publicized events involving Arthur Andersen LLP, the Board of Directors, upon recommendation of the Audit Committee, has initiated a selection process to review and appoint an audit firm that best serves its stockholders' interests for the year ending December 31, 2002. The Company expects to continue to work with Arthur Andersen LLP for the financial statement review the first quarter of 2002, but has not determined whether it will include the firm as an eligible participant in the selection process. With respect to the 2001 audit, a representative of Arthur Andersen LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                                   AUDIT FEES

     Arthur Andersen LLP was the Company's independent auditor during 2001 and billed the Company an aggregate of $671,478 in fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for 2001 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q.

            FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2001.

                                   OTHER FEES

     In addition to the audit fees described above, Arthur Andersen LLP billed the Company an aggregate of $559,879 for other professional services rendered to the Company composed of (i) $481,969 for audit-related services pertaining to divested companies, employee benefits and accounting research and (ii) $77,910 for tax advice.

                             STOCKHOLDER PROPOSALS

     The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2002 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

     Proposals of stockholders submitted for consideration at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 16, 2002 in order to be considered for inclusion in the Company's proxy material for that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

                            COMFORT SYSTEMS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

        SOLICITED BY THE BOARD OF DIRECTORS OF COMFORT SYSTEMS USA, INC.

The undersigned hereby appoints William F. Murdy and William George III, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 23, 2002, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED,
WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES) AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT
DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

                         (TO BE SIGNED ON REVERSE SIDE)

             o  Please Detach and Mail in the Envelope Provided  o


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                FOR all nominees
                listed at right       WITHHOLD
               (except as marked      AUTHORITY
                to the contrary    for all nominees
                     below)*        listed at right
                                                       NOMINEES:
PROPOSAL 1:           [ ]                [ ]             J. Gordon Beittenmiller
  ELECTION OF                                            Robert D. Wagner
  THREE CLASS II                                         Steven S. Harter
  DIRECTORS FOR TERMS EXPIRING IN 2005

*INSTRUCTION: To withhold authority to vote for one or more nominees, write the nominee's name on the line provided below.

________________________________________________________

                                               FOR     AGAINST    ABSTAIN
2. Approval of the Amendment to 1997           [ ]       [ ]        [ ]
Non-Employee Director Stock Option Plan
to (i) increase the number of shares issuable pursuant to that Plan by 250,000 shares and (ii) change the amount of the automatic annual option grant to non-employee directors from 5,000 to 10,000 shares.

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2001 is hereby acknowledged.

                    Please check the following box if you plan to attend    [ ]
                    the annual meeting of stockholders in person.


       PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.


Signature ______________________________________  Dated: _________________ 2002

NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees and similar persons should give their full titles.

                                          Filed with Proxy mailed April 15, 2002
                                          (previously filed as exhibit 10.2 to
                                          Form S-1 reg. No. 333-24021)


                            COMFORT SYSTEMS USA, INC.

                     1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

      1. PURPOSE. The purpose of this 1997 Non-Employee Directors' Stock Plan (the "Plan") of Comfort Systems USA, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

      2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

      (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

      (b) "Deferred Share" means a credit to a Participant's deferral account under Section 7 which represents the right to receive one Share upon settlement of the deferral account. Deferral accounts, and Deferred Shares credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

      (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

      (d) "Fair Market Value" of a Share on a given date mean the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in the WALL STREET JOURNAL; PROVIDED, HOWEVER, that the "Fair Market Value" of a Share subject to Options granted effective on the date on which the Company commences an Initial Public Offering shall be the price of the shares so issued and sold, as set forth in the first final prospectus used in such Initial Public Offering.

      (e) "Initial Public Offering" means an initial public offering of shares in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the Securities Act of 1933, as amended.

      (f) "Option" means the right, granted to a director under Section 6, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

      (g) "Participant" means a person who, as a non-employee director of the Company, has been granted an Option or Deferred Shares which remain outstanding or who has elected to be paid fees in the form of Shares or Deferred Shares under the Plan.

      (h) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

      (i) "Share" means a share of common stock, $.01 par value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8.

      3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 8, the total number of Shares reserved and available for issuance under the Plan is 250,000. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares that may be purchased upon exercise of an Option or delivered in settlement of Deferred Shares will not be considered to be available after such Option has been granted or Deferred Share credited, except for purposes of issuance in connection with such Option or Deferred Share; PROVIDED, HOWEVER, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

      4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors of the Company; PROVIDED, HOWEVER, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors.

      5. ELIGIBILITY. Each director of the Company who, on any date on which an Option is to be granted under Section 6 or on which fees are to be paid which could be received in the form of Shares or deferred in the form of Deferred Shares under Section 7, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under
Section 6 or receive fees in the form of Shares or defer fees in the form of Deferred Shares under Section 7. No person other than those specified in this
Section 5 will be eligible to participate in the Plan.

      6. OPTIONS. An Option to purchase 10,000 Shares, subject to adjustment as provided in Section 8, will be automatically granted, (i) at the commencement of the Initial Public Offering, to each person who is serving as a director of the Company at that time or who becomes a director of the Company at that time and who is eligible under Section 5 at that time, and thereafter (ii) at the effective date of initial election to the Board of Directors, to each person so elected who is eligible under Section 5 at that date. In addition, an Option to purchase 5,000 Shares, subject to adjustment as provided in Section 8, will be automatically granted, at the close of business of each annual meeting of stockholders of the Company, to each member of the Board of Directors who is eligible under Section 5 at the close of business of such annual meeting. Notwithstanding the foregoing, any person who was automatically granted an Option to purchase 10,000 Shares at the effective date of initial election to the Board of Directors shall not be automatically granted an Option to purchase 5,000 shares at the first annual meeting of stockholders following such initial election if such annual meeting takes place within three months of the effective date of such person's initial election to the Board of Directors.

      (a) EXERCISE PRICE. The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

      (b) OPTION EXPIRATION. A Participant's Option will expire at the earlier of (i) 10 years after the date of grant or (ii) one year after the date the Participant ceases to serve as a director of the Company for any reason.

      (c) EXERCISABILITY. Each Option may be exercised commencing immediately upon its grant.

      (d) METHOD OF EXERCISE. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and Shares.

      7. RECEIPT OF SHARES OR DEFERRED SHARES IN LIEU OF FEES. Each director of the Company may elect to be paid fees, in his or her capacity as a director (including annual retainer fees for service on the Board, fees for service on a Board committee, fees for service as chairman of a Board committee, and any other fees paid to directors) in the form of Shares or Deferred Shares in lieu of cash payment of such fees, if such director is eligible to do so under
Section 5 at the date any such fee is otherwise payable. If so elected, payment of fees in the form of Shares or Deferred Shares shall be made in accordance with this Section 7.

      (a) ELECTIONS. Each director who elects to be paid fees for a given calendar year in the form of Shares or to defer such payment of fees in the form of Deferred Shares for such year must file an irrevocable written election with the Secretary of the Company no later than December 31 of the year preceding such calendar year; PROVIDED, HOWEVER, that any newly elected or appointed director may file an election for any year not later than 30 days after the date such person first became a director, and a director may file an election for the year in which the Plan became effective not later than 30 days after the date of effectiveness. An election by a director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 7(a). The election must specify the following:

            (i) A percentage of fees to be received in the form of Shares or deferred in the form of Deferred Shares under the Plan; and

            (ii) In the case of a deferral, the period or periods during which settlement of Deferred Shares will be deferred (subject to such limitations as may be specified by counsel to the Company).

      Certain elections may not result in receipt of Shares or deferral of fees as Deferred Shares.

      (b) PAYMENT OF FEES IN THE FORM OF SHARES. At any date on which fees are payable to a Participant who has elected to receive such fees in the form of Shares, the Company will issue to such Participant, or to a designated third party for the account of such Participant, a number of Shares having an aggregate Fair Market Value at that date equal to the fees, or as nearly as possible equal to the fees (but in no event greater than the fees), that would have been payable at such date but for the Participant's election to receive Shares in lieu thereof. If the Shares are to be credited to an account maintained by the Participant and to the extent reasonably practicable without requiring the actual issuance of fractional Shares, the Company shall cause fractional Shares to be credited to the Participant's account. If fractional Shares are not so credited, any part of the Participant's fees not paid in the form of whole Shares will be payable in cash to the Participant (either paid separately or included in a subsequent payment of fees, including a subsequent payment of fees subject to an election under this Section 7).

      (c) DEFERRAL OF FEES IN THE FORM OF DEFERRED SHARES. The Company will establish a deferral account for each Participant who elects to defer fees in the form of Deferred Shares under this Section 7. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Deferred Shares, the Company will credit such Participant's deferral account with a number of Deferred Shares equal to the number of Shares having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Deferred Shares. The amount of Deferred Shares so credited shall include fractional Shares calculated to at least three decimal places.

      (d) CREDITING OF DIVIDEND EQUIVALENTS. Whenever dividends are paid or distributions made with respect to Shares, a Participant to whom Deferred Shares are then credited in a deferral account shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single Share multiplied by the number of Deferred Shares (including any fractional Share) credited to his or her deferral account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited to the Participant's deferral account as a number of Deferred Shares determined by dividing the aggregate value of such dividend equivalents by the Fair Market Value of a Share at the payment date of the dividend or distribution.

      (e) SETTLEMENT OF DEFERRED SHARES. The Company will settle the Participant's deferral account by delivering to the Participant (or his or her beneficiary) a number of Shares equal to the number of whole Deferred Shares then credited to his or her deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional Share remaining at a time that less than one whole Deferred Share is credited to such deferral account. Such settlement shall be made within 30 days of the Participant's resignation from Board of Directors of the Company.

      (f) DELAYED EFFECTIVENESS OF ELECTIONS IN ORDER TO COMPLY WITH RULE 16B-3. Other provisions of this Section 7 notwithstanding, if any payment of fees in the form of Shares or deferral of fees in the form of Deferred Shares would occur (i) less than six months after the Participant filed the election which would result in such payment or deferral, (ii) at a time when the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as in effect on and after May 1, 1991, and (iii) at a time that Rule 16b-3 imposes a requirement that participant-directed transactions occur more than six months after the participant's making of an irrevocable election in order for such transactions to be exempt from Section 16(b) liability, then such fees instead shall be paid in cash on a non-deferred basis.

      (g) NONFORFEITABILITY. The interest of each Participant in any fees paid in the form of Shares or Deferred Shares (and any deferral account relating thereto) at all times will be nonforfeitable.

      8. ADJUSTMENT PROVISIONS.

      (a) CORPORATE TRANSACTIONS AND EVENTS. In the event any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, (ii) the number and kind of Shares to be subject to each automatic grant of an Option under Section 6, (iii) the number and kind of Shares issuable upon exercise of outstanding Options, and/or the exercise price per Share thereof (provided that no fractional Shares will be issued upon exercise of any Option), (iv) the kind of Shares to be issued in lieu of fees under Section 7, and (v) the number and kind of Shares to be issued upon settlement of Deferred Shares under Section 7. In addition, the Board of Directors is authorized to make such adjustments in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles. The foregoing notwithstanding, no adjustment may be made hereunder except as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and potential grants of Options and the value of outstanding Deferred Shares.

      (b) INSUFFICIENT NUMBER OF SHARES. If at any date an insufficient number of Shares are available under the Plan for the automatic grant of Options or the receipt of fees in the form of Shares or deferral of fees in the form of Deferred Shares at that date, Options will first be automatically granted proportionately to each eligible director, to the extent Shares are then available (provided that no fractional Shares will be issued upon exercise of any Option) and otherwise as provided under Section 6, and then, if any Shares remain available, fees shall be paid in the form of Shares or deferred in the form of Deferred Shares proportionately among directors then eligible to participate to the extent Shares are then available and otherwise as provided under Section 7.

      9. CHANGES TO THE PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or pay fees in the form of Shares or Deferred Shares under the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option or any previous payment of fees in the form of Shares or Deferred Shares.

      10. GENERAL PROVISIONS.

      (a) AGREEMENTS. Options, Deferred Shares, and any other right or obligation under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board of Directors may from time to time approve.

      (b) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with any Option, in payment of any directors' fees, or in settlement of Deferred Shares in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

      (c) LIMITATIONS ON TRANSFERABILITY. Options, Deferred Shares, and any other right under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative; PROVIDED, HOWEVER, that Options and Deferred Shares (and rights relating thereto) may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant for purposes of the Participant's estate planning or at the Participant's death, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(c). Options, Deferred Shares, and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

      (d) NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

      (e) NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case an Option, such Option is validly exercised in accordance with Section 6.

      (f) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

      (g) GOVERNING LAW. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

      11. STOCKHOLDER APPROVAL, EFFECTIVE DATE, AND PLAN TERMINATION. The Plan will be effective as of the date of its adoption by the Board, subject to stockholder approval prior to the commencement of the Initial Public Offering, and, unless earlier terminated by action of the Board of Directors, shall terminate at such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.